NEWS FROM:		Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN’S 2020 ANNUAL MEETING OF STOCKHOLDERS

NEW YORK, NEW YORK (May 7, 2020) Griffin Industrial Realty, Inc. (NASDAQ: GRIF) (“Griffin” or the “Company”) will hold its 2020 Annual Meeting of Stockholders today as a virtual meeting that will be conducted via a live webcast (www.virtualshareholdermeeting.com/GRIF2020). Gordon F. Dugan, Chairman of Griffin’s Board of Directors, Michael S. Gamzon, Griffin’s President and Chief Executive Officer and Anthony J. Galici, Griffin’s Vice President and Chief Financial Officer, will update stockholders at the Annual Meeting on Griffin’s current activities.

Mr. Gamzon will review Griffin’s operating results for the fiscal year ended November 30, 2019 (“fiscal 2019”) and the fiscal quarter ended February 29, 2020, and report on the Company’s recent developments. Mr. Gamzon will state that Griffin’s portfolio of approximately 4.6 million square feet, of which approximately 4.2 million is industrial/warehouse square footage, has grown 15.4% since the beginning of fiscal 2019 and over 80% since the beginning of the fiscal year ended November 30, 2015. Mr. Gamzon will then report that Griffin has entered into a lease for the previously reported approximately 200,000 square feet that was expected to become vacant on July 31, 2020 in one of Griffin’s industrial/warehouse buildings in the Lehigh Valley of Pennsylvania. The new lease, which is with the other tenant in that building, is expected to commence in July 2020 and ensures that building remains fully leased.

Mr. Gamzon will then provide an update on how Griffin has been affected by the COVID-19 pandemic thus far. Mr. Gamzon will state that it is too early to understand the full effects that the COVID-19 pandemic will have, but that the effective shutdown of the economy, significant unemployment and likely business bankruptcies are expected to provide a headwind in the near-term for demand for industrial/warehouse space. Mr. Gamzon will state that, given the current environment, Griffin now believes that it will take more time than initially expected to lease-up vacant space, including the remaining space in the two industrial/warehouse buildings in the Charlotte, North Carolina area that Griffin completed and placed in service in the 2019 fourth quarter. Mr. Gamzon will further state that over the medium and longer term, the Company believes that the industrial/warehouse sector will continue to benefit from the acceleration of the growth in e-commerce, optimization of supply chains and, as this crisis has shown, the expected need for buffer inventories and redundancies.

Mr. Gamzon will state that Griffin has a fairly diversified tenant base and a portfolio of properties that the Company believes are critical for the tenants’ missions, supply-chains and production. Mr. Gamzon will state that nearly all of Griffin’s industrial/warehouse tenants have continued to occupy and operate in their facilities during this crisis. Mr. Gamzon will also state that for Griffin’s tenant roster, the largest exposure is to third-party logistic providers (“3PLs”), most of which are large organizations, including some multi-billion dollar market capitalization global entities. The 3PLs’ underlying customers typically have strong credit and are in a variety of industries including food, nutrition, industrial product distribution and packaging. Mr. Gamzon will then state that Griffin’s next largest exposure is automotive related, reflecting a combination of large auto manufacturers that lease space for after-market parts distribution as well as leases with three different national tire distribution firms. Mr. Gamzon will further state that the next two tenant categories are general industrial uses and building products and that Griffin does not have much direct exposure, or exposure through 3PLs, to hotels, airlines, cruise lines, dine-in restaurants or traditional retail.

Mr. Gamzon will state that the COVID-19 pandemic is expected to result in greater than normal uncertainty regarding the timing and closing of land sales. Mr. Gamzon will state that of the Company’s previously announced sale and option agreements, the Company expects that the industrial land sale for $3.8 million will fall out of contract. The potential sale of Meadowood, Griffin’s fully-entitled 277 acre residential subdivision, to a national land conservation organization, continues to progress, as does the agreement to sell 280 acres of undeveloped land in Windsor and East Granby, Connecticut. Mr. Gamzon will state that the Company does not expect either transaction to close until after this year. These sales remain subject to several contingencies and it is not clear what impact, if any, this current pandemic will have on these transactions.

Mr. Galici will report that Griffin collected 99% of scheduled rent for April, and as of May 6, 2020, Griffin has collected 89% of May rent. Mr. Galici will note that several tenants have historically paid later in the month and for comparison, as of April 6, 2020, Griffin had collected 73% of April rent. Mr. Galici will state that the typical rent relief request from tenants was for a three-month deferral or abatement. Mr. Galici will state that, in the aggregate, the request for rent relief received to date represents 22% of Griffin’s scheduled monthly rent.

Mr. Galici will state that as part of any rent relief discussion with tenants, Griffin will seek, where possible, to negotiate for various repayment terms, and modifications to existing leases that can benefit Griffin, such as early renewals. Mr. Galici will state that as of today, rent relief requests for 15% of monthly rent, or over 2/3 of total requests, were either subsequently withdrawn or denied by Griffin, and that Griffin collected April rent from all of those tenants and thus far, much of the May rent has been collected from these tenants as well. Mr. Galici will further state that rent relief requests from three tenants, which make up about 3% of Griffin’s total monthly rent, are currently unresolved as the Company awaits additional information and further discussion. Griffin did, however, receive much of the April and May rent from those tenants. Lastly, Mr. Galici will report that Griffin has preliminary agreements to grant short-term rent relief for three leases that comprise 4% of its monthly rent. As part of the agreement terms, Griffin is requiring the three tenants to enter into early lease renewals.

Mr. Galici will state that with respect to Griffin’s development pipeline, although the Company intends to start site work on both the North Carolina and Pennsylvania land sites Griffin recently acquired, the Company will continue to evaluate current market conditions. Mr. Galici will then state that a prohibition on construction in Pennsylvania, which was lifted earlier this week, has delayed the start of the tenant improvement work required for the second tenant in 6975 Ambassador Drive, one of Griffin’s industrial/warehouse buildings in the Lehigh Valley of Pennsylvania. As a result of this delay, the lease and rent commencement dates under that tenant’s lease will be later than the Company’s original plans. Mr. Galici will state that Griffin completed other tenant improvement projects during the crisis and that the Company executed lease renewals for three tenants totaling 50,000 square feet in addition to the early lease renewals that were part of a rent relief request.

Mr. Galici will state that in March 2020, out of an abundance of caution, Griffin drew down $10.0 million from the $19.5 million available under its revolving line of credit (the “Credit Line”) with Webster Bank, N.A. (“Webster Bank”). Griffin did not utilize any of the proceeds and subsequently repaid all of the amount borrowed under the Credit Line. Mr. Galici will also state that in February 2020, Griffin borrowed $4.1 million under its credit line for acquisitions with Webster Bank that was used to pay a portion of the purchase price of its second industrial/warehouse building in Orlando, Florida, and that Griffin is currently in discussions with Webster Bank for a permanent mortgage loan on that building. Mr. Galici will state that Griffin currently has approximately $5.0 million of cash on hand and $19.5 million of capacity under its Credit Line, providing approximately $24.5 million of total liquidity. Mr. Galici will further state that Griffin continues to expect to receive rent from most of its tenants.

Mr. Galici will state that, earlier this year, the Company announced its intention to elect to become a real estate investment trust (“REIT”) effective at the end of this year, and that the Company still believes that conversion to a REIT will enhance its ability to access capital, lower its overall cost of capital and expand its investor base. Mr. Galici will state that the Company will continue to prepare for this upcoming conversion but will evaluate market conditions and the Company’s financial performance to determine whether to alter the currently planned timeline for REIT election.

About Griffin

Griffin is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/warehouse properties. Griffin currently owns 42 buildings totaling approximately 4.6 million square feet (approximately 4.2 million of which is industrial/warehouse space) in Connecticut, Pennsylvania, North Carolina and Florida in addition to over 3,400 acres of undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include Griffin’s beliefs and expectations regarding future events or conditions including, without limitation, the statements regarding the effect of the COVID-19 pandemic on the real estate market and Griffin’s business, the time required to lease the vacant space in the two industrial/warehouse buildings in the Charlotte area that were placed in service in the 2019 fourth quarter, the completion of land sales under contract and the timing of such land sales, the collection of May rent, the disposition of rent relief requests from tenants, the timing of the start of site work on recently acquired land sites in North Carolina and Pennsylvania, the timing of completion of tenant improvement work at 6975 Ambassador Drive, completion of a permanent mortgage on the Orlando industrial/warehouse building acquired in February 2020, Griffin’s current liquidity, Griffin’s plan to convert to a REIT, the anticipated timing of such conversion and the impact of conversion to a REIT on the Company’s ability to access capital, to lower the Company’s cost of capital and to expand the Company’s investment base, Griffin’s intentions, expectations, or prospective results of operations or financial position. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including the impact of the COVID-19 pandemic, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019, as updated by Griffin’s Quarterly Report for the quarter ended February 29, 2020. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.